CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (“Registration Statement”) of our reports dated September 25, 2009 and September 29, 2008, relating to the financial statements and financial highlights which appear in the July 31, 2009 Annual Report to Shareholders of PIMCO Floating Rate Income Fund and PIMCO Floating Rate Strategy Fund (now PIMCO Income Strategy Fund and PIMCO Income Strategy Fund II) and the July 31, 2008 Annual Report to Shareholders of PIMCO Floating Rate Income Fund and PIMCO Floating Rate Strategy Fund (now PIMCO Income Strategy Fund and PIMCO Income Strategy Fund II) respectively, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Dealer Manager Agreement”, “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

March 12, 2010